EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


                  We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 6, 1998, on our audits of the consolidated financial statements and financial statement schedule of Sanchez Computer Associates, Inc. as of December 31, 1996 and 1997 and for each of the three years in the three-year period ended December 31, 1997.



                                                    /s/ Coopers & Lybrand L.L.P.


                                                        COOPERS & LYBRAND L.L.P.

Philadelphia, Pennsylvania
June 25, 1998




                                                       A-24